EXHIBIT 23


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-02765 and No. 333-46496 and Forms S-8 No. 2-92629, No. 2-97422, No. 33-21810, No. 33-36141, No. 33-
49824, No. 33-51890, No. 333-21877, No. 333-49483, No. 333-70799,
No. 333-74791, No. 333-82589 and No. 333-51908) and in the
related Prospectuses, as applicable, of our report dated January 19, 2001, with respect to the consolidated financial statements of ALZA Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

Our audits also included the consolidated financial statement schedule of ALZA Corporation listed in Item 14(a). This schedule is the responsibility of ALZA's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Palo Alto, California
March 26, 2001